UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2007
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
On, September 10, 2007, the holder of an amended and restated secured convertible term note (the “Note”) issued by Clinical Data, Inc.’s (the “Company”) wholly-owned subsidiary Icoria, Inc. (“Icoria”), converted the outstanding aggregate principal of the Note (totaling $2,336,938.89), in exchange for the receipt of 93,477 shares on a pre-stock split basis (or 140,215 shares on a post-stock split basis) of the Company’s Common Stock. The Note was converted at $25.00 per share of Common Stock on a pre-stock split basis (or $16.67 per share on a post-stock split basis), the applicable Common Stock conversion price under the Note. As disclosed in the Company’s filing on Form 8-K, dated September 7, 2006, the Company issued the Note on August 31, 2006 in connection with the amendment and restatement of certain financial obligations that the Company assumed as part of its acquisition of Icoria in December 2005. Subject to certain terms and conditions contained in the Note, at the election of its holder, the Note was mandatorily convertible if the market value of the Company’s Common Stock was equal to or greater than $27.50 per share on a pre-stock split basis (or $18.33 per share on a post-stock split basis).
On the dates set forth in the table below, the holders of the Company’s Common Stock purchase warrants (the “Warrants”) exercised the Warrants through the payment of an aggregate total of $2,322,171.08 to the Company in exchange for the issuance of 146,954 shares of the Company’s Common Stock.

		Number of Shares of Common
Date of Exercise	Total Exercise Price Paid	Stock Issued Upon Exercise (1)
9/12/2007	$749,996.00	43,269
9/18/2007	$43,400.50	2,475
10/1/2007	(2)	1,023
10/1/2007	(2)	1,023
10/15/2007	$35,100.00	2,250
10/15/2007	$35,100.00	2,250
10/15/2007	$46,800.00	3,000
10/15/2007	$58,500.00	3,750
10/15/2007	$58,500.00	3,750
10/15/2007	$23,400.00	1,500
10/15/2007	$234,000.00	15,000
10/15/2007	$11,700.00	750
10/15/2007	$70,200.00	4,500
10/15/2007	$11,700.00	750
10/15/2007	$585,000.00	37,500
10/15/2007	$35,100.00	2,250
10/15/2007	$58,500.00	3,750
10/15/2007	$58,500.00	3,750
10/17/2007	$89,674.58	6,914
10/17/2007	$117,000.00	7,500
Total	$2,322,171.08	146,954
(1) All share numbers reflect the effect of the Company’s October 1, 2007, 3-for-2 stock split, effected in the form of a stock dividend of one share of the Company’s Common Stock for every two shares outstanding on the record date. The above share numbers reflect the shares that the Company issued on a post-stock split basis.

(2) The holders hereof paid the exercise price pursuant to the terms of a net exercise provision in the Warrants. The original Warrants were each exercisable for approximately 6,544 shares of the Company’s Common Stock at an exercise price of $22.77 per share (both as calculated on a post-stock split basis). Pursuant to the net exercise provision contained in the Warrants the holders each agreed to cancel approximately 5,521 of those shares in payment of the exercise price for the 1,023 shares that each received based on the fair market value of the Company’s Common Stock on the date immediately prior to the exercise date of the Warrants.
The Company’s wholly-owned subsidiaries Genaissance Pharmaceuticals, Inc. and Icoria issued certain of the Warrants prior to their acquisitions by the Company, and the Company issued the remaining Warrants in its private placements on November 17, 2005, and June 13, 2006.
The issuance of shares of Common Stock pursuant to the above transactions consists of an exchange of securities solely with the respective holders of the Company’s Notes and Warrants, and is accordingly exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. No commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: October 19, 2007